EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS

REPORTS 62% INCREASE IN SECOND QUARTER EPS

SALES INCREASE 11% TO RECORD $740 MILLION ON COMP GROWTH OF 9%

PITTSBURGH–August 22, 2012—American Eagle Outfitters, Inc. (NYSE:AEO) today announced income from continuing operations increased 62% to $0.21 per diluted share for the second quarter ended July 28, 2012, compared to $0.13 per diluted share for the comparable quarter last year. Due to the closure of the 77kids business, results are presented as discontinued operations for all periods and are further discussed below. Net income for the second quarter, which includes a loss from discontinued operations, was $0.09 per diluted share, compared to $0.10 per diluted share last year.

Robert Hanson, chief executive officer stated, “While pleased with our results, and therefore raising our annual outlook, we continue to drive for long-term performance improvement through fortifying our brands, further strengthening our products, marketing and customer experience, enhancing operational disciplines and pursuing growth across North America.”

Non-GAAP Second Quarter Results – Continuing Operations (Excluding 77kids)

The following discussion of second quarter results excludes Non-GAAP adjustments comprised of tax benefits and restructuring costs as presented in the accompanying GAAP to Non-GAAP reconciliation.

•	Net sales increased 11% to a record $740 million, compared to $669 million last year.

•	Comparable store sales, including AE Direct, increased 9%, compared to a 1% increase last year.

•

Gross profit increased 17% to $277 million, or 37.4% as a rate to sales, compared to $236 million, or 35.3% as a rate to sales, last year. Decreased product costs and markdowns led to a 120 basis point improvement in the merchandise margin. Buying, occupancy and warehousing costs improved 90 basis points due to strong sales.

•	Selling general and administrative expense of $178 million, which excludes $4 million of restructuring costs, improved 40 basis points to 24.0%, compared to 24.4% last year.

•	Excluding restructuring costs, operating income increased 76% to $67 million. The operating margin expanded to 9.1% compared to 5.7% last year.

•

Adjusted EPS from continuing operations of $0.21 compared to $0.13 last year, a 62% increase. Results exclude restructuring costs of $0.02 per diluted share, offset by $0.02 per diluted share of tax benefits.

77kids Update

On May 18, 2012, the company announced plans to exit its children’s business, 77kids, which includes 22 stores and the online business. On August 3, 2012, the company completed a sale of 77kids, which included substantially all of the assets comprising the 77kids business, including store assets, the on-line business, inventory and a temporary license to use the 77kids name through January 15, 2013. Inventory for 77kids has been recorded as an asset held for sale on the company’s consolidated balance sheets.

The company expects to incur an after-tax loss of approximately $35 million, which includes $25 million of exit related charges and $10 million of operational costs during the exit period. The after tax loss for the second quarter was $24 million, or a $0.12 loss per diluted share, compared to an operating loss of $5 million, or a $0.03 loss per diluted share, last year. The remainder of the exit period costs are expected to be incurred in the third quarter of fiscal 2012.

AEO Direct

In the second quarter, online sales increased 28%, compared to a 17% increase last year. The company’s online business includes ae.com and aerie.com.

Inventory (Excluding 77kids)

Total merchandise inventories at the end of the second quarter were $462 million vs. $457 million last year. At cost per foot, inventory is up 3% compared to last year. Third quarter ending inventory cost per foot is expected to be down mid single-digits.

Capital Expenditures

For the second quarter, capital expenditures were $24 million, compared to $28 million last year. For fiscal 2012, the company continues to expect capital expenditures to be approximately $100 million.

Real Estate

In the second quarter, total square footage decreased slightly, reflecting three store openings, offset by eight store closures, and 17 remodels and refurbishments. For additional second quarter 2012 actual and fiscal 2012 projected real estate information, see the accompanying table.

Cash and Investments

The company ended the quarter with total cash and short-term investments of $702 million compared to $514 million last year.

Future Outlook

For the third quarter, management expects EPS from continuing operations to be in the range of $0.37 to $0.38 per diluted share, compared to $0.30 last year. For the year, management is raising its EPS guidance from continuing operations to a range of $1.33 to $1.36, compared to an adjusted $0.97 last year. EPS guidance is based on comparable store sales growth of mid single-digits for the third quarter and low single-digits for the fourth quarter.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 9:00 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.ae.com to access the webcast and audio replay. Also, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in North America, and ships to 77 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at 39 international franchise stores in 12 countries. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding third quarter and fiscal 2012 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters Inc.

Judy Meehan, 412-432-3300

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	July 28, 2012	January 28, 2012	July 30, 2011
	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$696,077	$719,545	$389,299
Short-term investments	5,995	25,499	124,697
Merchandise inventory	462,013	367,514	457,282
Assets held for sale	9,985	10,912	12,960
Accounts receivable	40,202	40,310	31,530
Prepaid expenses and other	76,584	74,947	90,788
Deferred income taxes	55,607	48,761	48,585

Total current assets	1,346,463	1,287,488	1,155,141

Property and equipment, net	544,751	582,162	635,540
Intangible assets, net	38,682	39,832	40,295
Goodwill	11,445	11,469	11,668
Non-current deferred income taxes	22,477	13,467	2,460
Other assets	15,064	16,384	21,398

Total Assets	$1,978,882	$1,950,802	$1,866,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$171,655	$183,783	$187,572
Accrued compensation and payroll taxes	54,168	42,625	24,928
Accrued rent	78,514	76,921	72,477
Accrued income and other taxes	15,822	20,135	13,998
Unredeemed gift cards and gift certificates	24,342	44,970	26,542
Current portion of deferred lease credits	14,679	15,066	15,938
Other current liabilities and accrued expenses	26,694	21,901	21,037

Total current liabilities	385,874	405,401	362,492

Deferred lease credits	69,598	71,880	77,925
Non-current accrued income taxes	26,285	35,471	38,256
Other non-current liabilities	18,711	21,199	20,842

Total non-current liabilities	114,594	128,550	137,023

Commitments and contingencies	—	—	—
Preferred stock	—	—	—
Common stock	2,496	2,496	2,496
Contributed capital	574,671	552,797	546,677
Accumulated other comprehensive income	28,073	28,659	32,692
Retained earnings	1,770,546	1,771,464	1,713,778
Treasury stock	(897,372)	(938,565)	(928,656)

Total stockholders’ equity	1,478,414	1,416,851	1,366,987

Total Liabilities and Stockholders’ Equity	$1,978,882	$1,950,802	$1,866,502

Current Ratio	3.49	3.18	3.19

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended (GAAP Basis)
	July 28,	% of	July 30,	% of
	2012	Sales	2011	Sales
Net sales	$739,680	100.0%	$669,120	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	463,116	62.6%	432,942	64.7%

Gross profit	276,564	37.4%	236,178	35.3%
Selling, general and administrative expenses	182,125	24.6%	163,113	24.4%
Depreciation and amortization	32,643	4.4%	34,997	5.2%

Operating income	61,796	8.4%	38,068	5.7%
Other (expense) income, net	(343)	-0.1%	1,431	0.2%

Income before income taxes	61,453	8.3%	39,499	5.9%
Provision for income taxes	18,607	2.5%	14,407	2.2%

Income from continuing operations	42,846	5.8%	25,092	3.7%
Loss from discontinued operations, net of tax	(23,819)	-3.2%	(5,423)	-0.8%

Net income	$19,027	2.6%	$19,669	2.9%

Basic income per common share:
Income from continuing operations	$0.22		$0.13
Loss from discontinued operations	(0.12)		(0.03)

Net income per basic share	$0.10		$0.10

Diluted income per common share:
Income from continuing operations	$0.21		$0.13
Loss from discontinued operations	(0.12)		(0.03)

Net income per diluted share	$0.09		$0.10

Weighted average common shares outstanding—basic	196,160		194,909
Weighted average common shares outstanding—diluted	199,807		196,578

	26 Weeks Ended (GAAP Basis)
	July 28,	% of	July 30,	% of
	2012	Sales	2011	Sales
Net sales	$1,448,375	100.0%	$1,272,204	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	896,898	61.9%	802,207	63.1%

Gross profit	551,477	38.1%	469,997	36.9%
Selling, general and administrative expenses	360,664	24.9%	318,365	25.0%
Depreciation and amortization	64,709	4.5%	69,433	5.5%

Operating income	126,104	8.7%	82,199	6.4%
Other income, net	3,164	0.2%	5,943	0.5%

Income before income taxes	129,268	8.9%	88,142	6.9%
Provision for income taxes	42,387	2.9%	31,179	2.4%

Income from continuing operations	86,881	6.0%	56,963	4.5%
Loss from discontinued operations, net of tax	(28,157)	-1.9%	(8,969)	-0.7%

Net income	$58,724	4.1%	$47,994	3.8%

Basic income per common share:
Income from continuing operations	$0.44		$0.29
Loss from discontinued operations	(0.14)		(0.05)

Net income per basic share	$0.30		$0.24

Diluted income per common share:
Income from continuing operations	$0.44		$0.29
Loss from discontinued operations	(0.14)		(0.05)

Net income per diluted share	$0.30		$0.24

Weighted average common shares outstanding—basic	195,525		194,800
Weighted average common shares outstanding—diluted	198,329		196,626

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	26 Weeks Ended
	July 28,	July 30,
	2012	2011
Operating activities:
Net income	$58,724	$47,994
Loss from discontinued operations	28,157	8,969

Income from continuing operations	86,881	56,963
Adjustments to reconcile income from continuing operations to net cash from operating activities of continuing operations:
Depreciation and amortization	65,761	70,742
Share-based compensation	28,029	5,523
Provision for deferred income taxes	(16,556)	16,389
Tax benefit from share-based payments	4,396	290
Excess tax benefit from share-based payments	(2,894)	(152)
Foreign currency transaction loss	472	219
Loss on impairment of assets	514	—
Changes in assets and liabilities:
Merchandise inventory	(94,762)	(162,081)
Accounts receivable	(532)	6,650
Prepaid expenses and other	(739)	(36,450)
Other assets	808	(2,767)
Accounts payable	(5,519)	21,694
Unredeemed gift cards and gift certificates	(20,620)	(14,630)
Deferred lease credits	(2,592)	(2,719)
Accrued compensation and payroll taxes	10,871	(10,166)
Accrued income and other taxes	(15,028)	(17,567)
Accrued liabilities	9,256	689

Total adjustments	(39,135)	(124,336)

Net cash provided by (used for) operating activities from continuing operations	$47,746	$(67,373)
Investing activities:
Capital expenditures for property and equipment	(48,240)	(56,212)
Acquisition of intangible assets	(674)	(33,545)
Purchase of available-for-sale securities	(570)	(166,443)
Sale of available-for-sale securities	20,592	115,229

Net cash used for investing activities from continuing operations	$(28,892)	$(140,971)
Financing activities:
Payments on capital leases	(1,666)	(1,556)
Repurchase of common stock from employees	(4,108)	(2,189)
Net proceeds from stock options exercised	18,495	2,659
Excess tax benefit from share-based payments	2,894	152
Cash dividends paid	(43,108)	(42,869)

Net cash used for financing activities from continuing operations	$(27,493)	$(43,803)

Effect of exchange rates on cash	(517)	848

Cash flows of discontinued operations
Net cash used for operating activities	(13,544)	(17,606)
Net cash used for investing activities	(768)	(9,389)
Net cash used for financing activities	—	—
Effect of exchange rate on cash	—	—

Net cash used for discontinued operations	$(14,312)	$(26,995)

Net decrease in cash and cash equivalents	$(23,468)	$(278,294)
Cash and cash equivalents—beginning of period	719,545	667,593

Cash and cash equivalents—end of period	$696,077	$389,299

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended July 28, 2012
	American Eagle Outfitters, Inc. (GAAP Basis)		Tax Benefits (1)	Restructuring Costs (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Sales				% of Sales
Net sales	$739,680	100.0%	$—	$—	$739,680	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	463,116	62.6%	—	—	463,116	62.6%

Gross profit	276,564	37.4%	—	—	276,564	37.4%
Selling, general and administrative expenses	182,125	24.6%	—	4,367	177,758	24.0%
Depreciation and amortization	32,643	4.4%	—	710	31,933	4.3%

Operating income (loss)	61,796	8.4%	—	(5,077)	66,873	9.1%
Other (expense) income, net	(343)	-0.1%	—	—	(343)	-0.1%

Income (loss) before income taxes	61,453	8.3%	—	(5,077)	66,530	9.0%
Provision (benefit) for income taxes	18,607	2.5%	(4,411)	(1,882)	24,900	3.4%

Income (loss) from continuing operations	42,846	5.8%	4,411	(3,195)	41,630	5.6%

Loss from discontinued operations, net of tax	(23,819)	-3.2%	—	—	(23,819)	-3.2%

Net income (loss)	$19,027	2.6%	$4,411	$(3,195)	$17,811	2.4%

Basic income per common share
Income from continuing operations	$0.22		$0.03	$(0.02)	$0.21
Loss from discontinued operations	$(0.12)		$0.00	$0.00	$(0.12)

Basic income per common share	$0.10		$0.03	$(0.02)	$0.09

Diluted income per common share
Income from continuing operations	$0.21		$0.02	$(0.02)	$0.21
Loss from discontinued operations	$(0.12)		$0.00	$0.00	$(0.12)

Diluted income per common share	$0.09		$0.02	$(0.02)	$0.09
Weighted average common shares outstanding—basic	196,160		196,160	196,160	196,160
Weighted average common shares outstanding—diluted	199,807		199,807	199,807	199,807

(1)-	Non-GAAP Items consist of $4.4 million of tax benefits from audit settlements, offset by $3.9 million of pre-tax severance and related costs and $1.2 million of pre-tax asset impairments and asset write offs.

AMERICAN EAGLE OUTFITTERS, INC.

COMPARABLE STORE SALES RESULTS BY BRAND

(unaudited)

	Second Quarter Comparable Store Sales (1)
	2012	2011
American Eagle Outfitters, Inc. (2)	9%	1%

AE Brand	7%	0%
aerie	13%	-1%
AEO Direct (2)	28%	17%

	YTD Second Quarter Comparable Store Sales (1)
	2012	2011
American Eagle Outfitters, Inc. (2)	13%	-3%

AE Brand	11%	-4%
aerie	16%	-4%
AEO Direct (2)	25%	9%

(1)	Comparable store sales are from continuing operations and exclude 77kids.
(2)	AEO Direct is comprised of ae.com and aerie.com. AEO Direct is included in consolidated comparable store sales.

AMERICAN EAGLE OUTFITTERS, INC.

REAL ESTATE INFORMATION

(unaudited)

	Second Quarter Fiscal 2011	YTD Second Quarter Fiscal 2012	Fiscal 2012 Guidance
Consolidated stores at beginning of period (1)	1,068	1,069	1,069
Consolidated stores opened during the period AE Brand	3	9	15
Consolidated stores closed during the period AE Brand	(6)	(12)	(20) - (30)
aerie	(2)	(3)	(5) - (10)

Total consolidated stores at end of period	1,063	1,063	1,044 - 1,059

Stores remodeled and refurbished during the period	17	38	55 - 65
Total gross square footage at end of period	6,283,028	6,283,028	Not Provided

International franchise stores at end of period (2)	39	39	49

(1)-	Consolidated store data and total gross square footage exclude all 77kids store locations.
(2)-	International franchise stores are not included in the consolidated store data or the total gross square footage calculation.